EXHIBIT 33.1

REPORT ON ASSESSMENT OF COMPLIANCE WITH SERVICING CRITERIA

FOR ASSET-BACKED SECURITIES

Baltimore Gas and Electric Company (the “Servicer”), as a party participating in the servicing function under Item 1122 of Regulation AB, hereby reports on its assessment of compliance with the servicing criteria specified in paragraph (d) of Item 1122 of Regulation AB, as follows:

(1) The Servicer is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as set forth on Appendix A hereto, as of December 31, 2007 and for the period June 29, 2007 (commencement of servicing activities) through December 31, 2007.  The transactions covered by this report include asset-backed securities transactions for which Baltimore Gas and Electric Company acted as servicer involving rate stabilization property (the “Platform”);

(2) The Servicer used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the applicable servicing criteria. The servicing criteria specified in the following paragraphs of paragraph (d) of Item 1122 of Regulation AB are not applicable to the Servicer based on the activities it performs with respect to the Platform: (1)(ii) (outsourcing), (1)(iii) (back-up servicing), (1)(iv) (fidelity bond), (2)(vi) (unissued checks), (4)(iii) (additions, removals or substitutions), (4)(v) (records regarding pool assets), (4)(ix) (adjustments to interest rates), (4)(xi) (payments on behalf of obligors), (4)(xii) (late payment penalties), (4)(xiii) (obligor disbursements), and (4)(xv) (external credit enhancement) ;

(3) The Servicer has determined that it is in compliance in all material respects with the applicable servicing criteria as of December 31, 2007 and for the period June 29, 2007 through December 31, 2007, with respect to the Platform, taken as a whole; and

(4) PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the Servicer’s assessment of compliance with the applicable servicing criteria as of December 31, 2007 and for the period June 29, 2007 through December 31, 2007.

Date: March 26, 2008

BALTIMORE GAS AND ELECTRIC COMPANY,

as Servicer

/s/Anne A. Hahn
Name:	Anne A. Hahn
Title:	Controller & Vice President — Finance and Accounting

Appendix A

	SERVICING CRITERIA	APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the rate stabilization property are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on rate stabilization property are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X(1)
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X(2)
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X(3)
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

(1)  No advances by the Servicer or the Trustee are permitted under the applicable transaction documents.

(2)  Excess funds and other transaction accounts are maintained and applied by the Trustee in accordance with the requirements of the Indenture.

(3)  All custodial accounts are maintained by the Trustee and invested in accordance with the requirements of the Indenture.

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pledged assets serviced by the Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X(4)
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X(4)
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X(4)
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on rate stabilization property is maintained as required by the transaction agreements or related documents.	X
1122(d)(4)(ii)	Rate stabilization property and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the assets are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)

Payments on pledged assets, including any payoffs, made in accordance with the related rate stabilization property documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the rate stabilization transaction documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the rate stabilization property agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s rate stabilization property are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related asset documents.

X

(4)  No payment statements were issued by the servicer during the period June 29, 2007 to December 31, 2007.

1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period any pledged asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent rate stabilization charges including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X(5)
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for rate stabilization property with variable rates are computed based on the related rate stabilization property documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s rate stabilization property documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable rate stabilization property documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related rate stabilization property, or such other number of days specified in the transaction agreements.

X(6)
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

(5) The transaction documents do not require documentation with respect to delinquent accounts.

(6) There were no Third Party Collectors, as defined in the transaction documents, during the period June 29, 2007 through December 31, 2007.